UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2013 (October 31, 2013)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2013 (the “Effective Date”), N.J. Metromall Urban Renewal, Inc. (the “Corporation”) and JG Elizabeth II, LLC (the “Company” and together with the Corporation, the “Borrowers”), each an affiliate of Glimcher Realty Trust (the “Registrant”), executed a Loan Agreement, dated as of the Effective Date (the “Agreement”), to borrow Three Hundred and Fifty Million Dollars ($350,000,000) (the “Loan”) from Wells Fargo Bank, National Association (the “Lender”). The Loan is represented by the Agreement, three (3) promissory notes that collectively total the aforementioned Loan amount (the “Notes”), and is secured by a first mortgage lien on and an assignment of leases and rents for The Outlet Collection™│Jersey Gardens (the “Property”), an enclosed regional outlet mall located in the City of Elizabeth, New Jersey. The Corporation holds the fee interest to the Property and the Company holds the leasehold interest in the Property. The mortgage and assignment are evidenced by a Fee and Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Effective Date (the “Mortgage”). A portion of the Loan proceeds were used to defease the existing mortgage loan (the “Prior Loan”) on the Property that had a balance on the Effective Date of approximately One Hundred Thirty-Seven Million One Hundred Thousand Dollars ($137,100,000). The Registrant used approximately One Hundred Forty-Eight Million Dollars ($148,000,000) of the Loan proceeds to repay all of the outstanding amounts under its secured and unsecured corporate credit facilities with the remaining Loan proceeds being held as working capital.

Under the Agreement, the Loan has a fixed interest rate of 3.83% per annum (“Interest Rate”) and a maturity date of November 1, 2020 (the “Maturity Date”). The Borrowers shall make monthly interest only payments up to the Maturity Date. The entire amount of the outstanding and unpaid principal and accrued interest for the Loan will be due and payable on the Maturity Date. Under the Agreement, the Loan may not be prepaid in full or in part before August 1, 2020. Commencing on August 1, 2020 and provided there is no uncured event of default, the Borrowers may prepay the Loan in full upon thirty (30) days prior notice to the Lender. The Agreement requires the Borrowers to make mandatory prepayments in the event Lender receives a distribution of insurance proceeds following a casualty incident affecting the Property and such proceeds are not made available to Borrowers to restore the Property. Lender has the right under the Agreement to securitize the Loan and the Agreement contains default and defeasance provisions customary and typical for loans sold in the commercial mortgage-backed securities (“CMBS”) market. Lender may accelerate repayment of all outstanding amounts owed by the Borrowers under the Loan in the event a default that remains uncured. The Notes, Agreement, and Mortgage contain other terms, conditions, and representations that are customary and typical for loans sold in the CMBS market.

As part of the Loan transaction, the Registrant’s affiliate, Glimcher Properties Limited Partnership (“GPLP”), executed a Guaranty of Recourse Obligations, dated as of the Effective Date, under which GPLP provided to Lender a guaranty of payment and performance of certain obligations of the Borrowers under the Agreement, including, but not limited to, payment of losses by Lender incurred by reason of: (i) fraud or intentional misrepresentation by the Borrower, (ii) intentional waste of all or part of the Property by the Borrowers, or (iii) the Borrowers’ breach of any representation or warranty made in connection with the Loan’s origination. Additionally, GPLP executed an Environmental Indemnity Agreement, dated as of the Effective Date, to indemnify Lender against losses or costs to remediate damage to the Property caused by the presence or release of hazardous materials or violation of applicable environmental laws.

Other than the transaction discussed herein, Lender has provided other mortgage loans and credit facilities with respect to certain properties owned by affiliates of the Borrowers and Registrant. Lender is a participating bank and co-syndication agent on the Registrant’s corporate credit facility. Furthermore, an affiliate of Lender has served as an underwriter for the Registrant’s secondary common stock offerings and preferred stock offerings, including Registrant’s at-the-market continuous stock offering program, and, from time to time, performed various other financial advisory and investment banking services for the Registrant for which it received customary fees and expenses. A copy of the press release announcing the transaction discussed herein is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01.

Item 7.01 Regulation FD Disclosure.

During the fourth quarter of 2013, the Registrant will incur approximately $3.0 million in extra financing costs associated with the mortgage refinancing of the Property that primarily relates to a defeasance charge to repay and extinguish the Prior Loan.  These costs will reduce the Registrant’s diluted earnings per share and diluted Funds From Operations (“FFO”) per share by approximately $0.02 for the quarter and fiscal year ending December 31, 2013.  This impact was not reflected in the Registrant’s previously issued guidance for the aforementioned periods.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release of Glimcher Realty Trust, dated November 4, 2013.

Forward Looking Statements

This Form 8-K, including the press released attached hereto as Exhibit 99.1, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Registrant to make additional investments in regional mall properties and redevelopment of properties, failure of the Registrant to complete proposed or anticipated acquisitions, the failure to sell properties as anticipated and to obtain estimated sale prices, the failure to fully recover tenant obligations for common area maintenance, insurance, taxes and other property expenses, the failure to achieve earnings/FFO targets, the failure to sell additional community centers, failure of the Registrant to qualify as a real estate investment trust, termination of existing joint venture arrangements, conflicts of interest with our existing joint venture partners, the failure to achieve estimated sales prices and proceeds from the sale of properties, cash charges, impairment or other non-cash charges, increases in recorded cash charges and impairment or other non-cash charges, failure to refinance debt at favorable terms and conditions, significant costs related to environmental issues as well as other risks listed from time to time in the Registrant’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: November 4, 2013	/s/ George A. Schmidt
George A. Schmidt
Executive Vice President, General Counsel & Secretary